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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 2001, except for the subsequent financing information discussed in Note 5 as to which the date is March 22, 2001. included in this Form 10-K, into Caraustar Industries, Inc.'s previously filed Registration Statements on Forms S-8 (File No. 33-77682, File No. 33-75838, File No. 33-53808, File No. 33-53726, File No. 333-02948, File No.
333-57965 and File No. 333-37168), Forms S-3 (File No. 333-66943 and File No.
333-6555) and Forms S-4 (File No. 333-66945 and File No. 333-31618).



/s/ ARTHUR ANDERSEN LLP
-------------------------
ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 30, 2001